Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Compass Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	457(o)

Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share (4)	457(o)

Fees to Be Paid	Debt	Debt Securities (5)	457(o)

Fees to Be Paid	Equity	Warrants (6)	457(o)

Fees to Be Paid	Equity	Units (7)	457(o)

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)			$300,000,000	0.00014760	$44,280.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$300,000,000		$44,280.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$15,525

	Net Fee Due							$28,755

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Compass Therapeutics, Inc.	S-3	333-257821	July 9, 2021		$15,525 (8)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	(8)	$142,307,291

Fee Offset Sources	Compass Therapeutics, Inc.	S-3	333-257821		July 9, 2021						$15,525 (8)

(1)

The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the Registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

The registrant has previously registered the offer and sale of up to $300,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-257821), which was initially filed with the Securities and Exchange Commission on July 9, 2021 and became effective on July 20, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $32,730.00. Of the $300,000,000 of securities registered for potential issuance and sale by the Registrant under the Prior Registration Statement, $142,307,291.00 of securities remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $15,525 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $44,280.00 due for this offering. The remaining balance of the registration fee, $28,755, has been paid in connection with this offering. The Prior Registration Statement as it applies to primary issuances by the Registrant expired on July 20, 2024 and therefore all offerings that may have included Unsold Securities under the Prior Registration Statement have terminated.